UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2016 (August 22, 2016)

Cartesian, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34006 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
(Address of principal executive office)(Zip Code)

(913) 345-9315
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 26, 2016, Cartesian, Inc. (the "Company") filed a Current Report on Form 8-K (the "Initial Form 8-K") to report that, on August 22, 2016, the Company received a letter from The Nasdaq Stock Market ("Nasdaq"), notifying the Company of its failure to maintain a minimum of $10,000,000 in stockholders' equity, as required by Nasdaq Marketplace Rule 5450(b)(1)(A) (the "Minimum Stockholders' Equity Requirement"), for companies trading on the Nasdaq Global Market. The letter stated that the Company has until October 6, 2016 to submit a plan to regain compliance with the Minimum Stockholders' Equity Requirement, or alternatively the Company may consider applying to transfer the Company's securities to the Nasdaq Capital Market.

On September 21, 2016, the Company filed a Form 8-K/A ("First Amendment") to report that its Board of Directors had approved the transfer of the Company's common stock from the Nasdaq Global Market to the Nasdaq Capital Market and to report that the Company had submitted the application.

This Current Report on Form 8-K/A amends the Initial Form 8-K and First Amendment to update the disclosures contained therein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Effective September 22, 2016, the Company received approval from Nasdaq to transfer the Company's common stock from the Nasdaq Global Market to the Nasdaq Capital Market. The Company’s securities will be transferred to the Capital Market at the opening of business on September 27, 2016.

Item 7.01	Regulation FD.

On September 26, 2016, the Company issued a press release announcing the transfer of the listing of its common stock to the Nasdaq Capital Market. A copy of the press release is attached as Exhibit 99.1
The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 26, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN, INC.

By:	/s/ John C. Ferrara
John C. Ferrara Chief Financial Officer

Date: September 26, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 26, 2016